UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 11, 2013
Facebook, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35551	20-1665019

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1601 Willow Road
Menlo Park, California	94025

(Address of Principal Executive Offices)	(Zip Code)

(650) 543-4800
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

£	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

£	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

£	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

£	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
(d) As previously reported by Facebook, Inc. (the “Company”), at the Company’s annual meeting of stockholders held on June 11, 2013, the Company’s stockholders selected, on a non-binding advisory basis, three years as the frequency with which the Company will hold a non-binding advisory vote to approve the compensation to be paid by the Company to certain of its executive officers in accordance with U.S. Securities and Exchange Commission rules and regulations (the “Named Executive Officers”). Based on these results and consistent with the Company’s recommendation, the Company’s Board of Directors has determined that the Company will conduct future stockholder advisory votes regarding compensation awarded to its Named Executive Officers once every three years. This policy will remain in effect until the next stockholder vote on the frequency of stockholder advisory votes on the compensation of Named Executive Officers, expected to be held at the Company’s 2019 annual meeting of stockholders.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FACEBOOK, INC.

Date: October 16, 2013	By:	/s/ Colin S. Stretch

Name: Colin S. Stretch
Title: Vice President, General Counsel
and Secretary